Exhibit 23.1

Consent of Independent Auditor

LIN Media LLC
Austin, Texas
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-167326, No. 333-190234) and Form S-8 (No. 333-87920, No. 333-126607, No. 333-126608, No. 333-139136, No. 333-166881, No. 333-181776) of LIN Media LLC of our report dated April 14, 2014, relating to the financial statements of Federated Media Publishing, Inc., which appear in this Form 8-K/A.

/s/ BDO USA, LLP
San Francisco, California
April 21, 2014